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                                                                     EXHIBIT 4.7

                         SHAREHOLDER AGREEMENT AMENDMENT

1. The first part of the first sentence of Section 4.1(c) of the Amended and Restated Shareholders Agreement among Linktone Ltd., a Caymans Islands company, and its shareholders, dated as of November 19, 2001 and last amended on December 13, 2002 (as so amended, the "Shareholders Agreement"), currently provides that:

                  The Board of Directors shall consist of up to SIX (6) DIRECTORS . . . (emphasis added)

2. In accordance with Section 10.10 of the Shareholders Agreement, the undersigned shareholder of Linktone Ltd. hereby consents to the revision of the first part of the first sentence of Section 4.1(c) of the Shareholders Agreement so that it reads as follows:

                  The Board of Directors shall consist of up to EIGHT (8) DIRECTORS . . . (emphasis added)

3. This Shareholder Agreement Amendment shall not operate as a waiver or amendment of any term, condition or covenant contained in the Shareholders Agreement, except as expressly amended hereby.

                                                  DATED: February 4, 2004

LINKTONE LTD.                                     SHAREHOLDER NAME:

                                                  ___________________________BY

: /s/ MARK BEGERT
-----------------------------
  NAME: MARK BEGERT
  TITLE: CHIEF FINANCIAL OFFICER

                                                  _____________________________
                                                  SIGNATURE

                                                  _____________________________
                                                  SIGNATURE